UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

MAKAMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207488	46-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2934 N. Beverly Glen Circle, Suite #338

Los Angeles, CA 90077
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 692-4121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective as of October 10, 2022, Liggett & Webb P.A. (“Liggett & Webb”) resigned as the independent registered public accounting firm for Makamer Holdings, Inc., a Nevada corporation (the “Company”).

The audit reports of Liggett & Webb on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2020, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2021 and December 31, 2020, and through October 10, 2022, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Liggett & Webb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Liggett & Webb’s satisfaction, would have caused Liggett & Webb to make reference to the subject matter thereof in connection with its reports for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Liggett & Webb with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Liggett & Webb a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Liggett & Webb’s letter dated October 13, 2022 is filed herewith as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Liggett & Webb to the Securities and Exchange Commission, dated October 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKAMER HOLDINGS, INC.

Date: October 13, 2022	By:	/s/ Alex Mond
Alex Mond
Chief Executive Officer

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